Exhibit 99.1

TLGY Acquisition Corporation Invites Shareholders to Attend 2022 Annual Meeting of Shareholders on December 22.

NEW YORK, New York, December 16, 2022 — TLGY Acquisition Corporation (NASDAQ: TLGY) (the “Company”) announces that its shareholders and the general public are invited to access its 2022 Annual General Meeting of Shareholders (the “Annual Meeting”) at 10:00 a.m. EDT on Thursday, December 22, 2022.

There are no proposals subject to vote at the Annual Meeting. The purpose of the Annual Meeting is to discuss general Company business.

The Annual Meeting will be held in-person at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, 1 Liberty Pl, New York, NY 10006. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this press release regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s final prospectus for its initial public offering (the “Initial Public Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 3, 2021 and the Company’s annual report on Form 10-K filed with the SEC on March 31, 2022. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward- looking statements whether as a result of new information, future events or otherwise.

About the Company

The Company is a blank check company sponsored by TLGY Sponsors LLC, whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The company intends to focus its search for an initial business combination on a promising global company—or a company with Asia linkages with the potential to become a global company—with a focus on biopharma or consumer businesses driven by enabling technology.

Contact

Jin-Goon Kim

Founder and Chief Executive Officer

c/o TLGY Sponsors LLC,

Flat A, 6/F, Ho Lee Commercial Building,

38-44 D’Aguilar Street,

Central, Hong Kong SAR

+852 9731 0995

mail@tlgyacquisition.com

Website: www.tlgyacquisition.com